                                                                       EXHIBIT 5
                              HARKINS CUNNINGHAM

                           1800 One Commerce Square
                              2005 Market Street
                            Philadelphia, PA  19103
                                (215) 851-6700
                              Fax (215) 851-6710


                                 June 15, 1998


Centocor, Inc.
200 Great Valley Parkway
Malvern, PA  19355

     Re:  Centocor, Inc. 1989 Non-Employee Directors' Non-Qualified Stock Option
          ----------------------------------------------------------------------
          Plan
          ----

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 653,750 shares of Common Stock, $.01 par value per share (the "Shares"), of Centocor, Inc., a Pennsylvania corporation (the "Company"), issuable under the Company's 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Plan").

     We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     We are admitted to practice only in the Commonwealth of Pennsylvania and we express no opinion concerning any law other than the law of the Commonwealth of Pennsylvania and the federal law of the United States. Based on such examination, we are of the opinion that the 653,750 shares of Common Stock which may be issued upon exercise of options under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears therein.



                                         Respectfully submitted,


                                         /s/ Harkins Cunningham


                                      -2-